UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )
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Linn Energy, LLC
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LINN ENERGY, LLC
600 Travis, Suite 5100
Houston, Texas 77002

NOTICE OF SPECIAL MEETING OF UNITHOLDERS
To Be Held on Thursday, November 1, 2007

Dear Unitholders:

You are cordially invited to attend a Special Meeting of Unitholders (the “Special Meeting”) of Linn Energy, LLC, a Delaware limited liability company (“Linn Energy”), which will be held on Thursday, November 1, 2007, at 10:00 a.m., Central Standard Time, at 600 Travis, Suite 5100, Houston, Texas 77002. The Special Meeting will be held to vote upon (a) a change in the terms of our Class D Units to provide that each Class D Unit will automatically convert into one of our Units and (b) the issuance of 34,997,005 Units upon such conversion (the “Class D Conversion and Issuance Proposal”). Our board of directors unanimously recommends that the unitholders approve the Class D Conversion and Issuance Proposal.

We are submitting the Class D Conversion Proposal and Issuance Proposal to you as a result of our sale of 34,997,005 Class D Units at $30.97 per Class D Unit to a group of institutional investors. The sales price of the Class D Units was determined through negotiations with the institutional investors. We used the proceeds from the sale of the Class D Units to partially finance the acquisitions of certain oil and gas properties and related assets from an entity controlled by Dominion Resources, Inc. (the “Mid-Continent Acquisition”). Concurrently with their acquisition of Class D Units on August 31, 2007, the institutional investors purchased 12,999,989 Units at $32.00 per Unit, the proceeds of which were also used to partially finance the Mid-Continent Acquisition.

We chose to include issuance of Class D Units in financing the Mid-Continent Acquisition because this form of financing provided timely access to the requisite equity capital at prices that we believe were competitive. Alternative sources of equity could have potentially been obtained, but at a risk of delaying completion of the Mid-Continent Acquisition. For example, to have issued all the equity capital in the form of Units would have required a unitholder vote prior to such issuance under the NASDAQ Marketplace Rules and thereby delayed completion of the transaction. Any delay in consummating the Mid-Continent Acquisition would have subjected the transaction to risk of competing bidders or other risks to the successful consummation of the transaction. The institutional investors agreed to accept Class D Units in lieu of additional Units, provided we ask unitholders to approve the conversion of the Class D Units into Units no later than 120 days after the acquisition of the Class D Units. We are now asking you for this approval.

If our unitholders approve the proposal, then the Class D Units will convert automatically into an equal number of Units. If our unitholders do not approve the proposal, then the Class D Units will continue to receive from us 115% of the per Unit distributions paid on the Units, reducing the amount of cash available for distribution on the Units. The failure to approve the proposal would have no impact to the 12,999,989 Units issued to the institutional investors, the listing of these Units on The NASDAQ Global Select Market or our issuance of 34,997,005 Class D Units.

We urge you to read the accompanying Proxy Statement carefully as it sets forth important information about the Class D Conversion and Issuance Proposal and the Special Meeting. Adoption of the Class D Conversion and Issuance Proposal requires the affirmative vote of a majority of the votes entitled to be cast on such proposal at the Special Meeting by holders of Units, provided that the total votes cast represent over 50% in interest of all outstanding Units.

Only holders of record of Units at the close of business on September 26, 2007 are entitled to receive notice of and to vote at the Special Meeting or any adjournments or postponement thereof. Units purchased by the institutional investors simultaneously with the Class D Units are not entitled to vote on the Class D Conversion and Issuance Proposal according to the rules of The NASDAQ Global Select Market. A list of our holders will be available for examination at the Special Meeting and at Linn Energy’s office at least ten days prior to the Special Meeting.

By Order of the Board of Directors,

Charlene A. Ripley
Senior Vice President, General Counsel and
Corporate Secretary

Houston, Texas
September [ • ], 2007

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

PROXY STATEMENT
QUESTIONS AND ANSWERS
PROPOSAL CLASS D CONVERSION AND ISSUANCE PROPOSAL
INTERESTS OF CERTAIN PERSONS
DESCRIPTION OF UNITS
SOLICITATION AND MAILING OF PROXIES
WHERE YOU CAN FIND MORE INFORMATION ABOUT US
OTHER MATTERS FOR THE SPECIAL MEETING

LINN ENERGY, LLC
600 Travis, Suite 5100
Houston, Texas 77002

PROXY STATEMENT

Special Meeting of Unitholders
To Be Held on Thursday, November 1, 2007

This Proxy Statement, which was first mailed to our unitholders on October [ • ], 2007 is being furnished to you in connection with the solicitation of proxies by and on behalf of our board of directors for use at a Special Meeting of Unitholders (the “Special Meeting”) or at any adjournments or postponements thereof. The Special Meeting will be held on Thursday, November 1, 2007, at 10:00 a.m., Central Standard Time, at 600 Travis, Suite 5100, Houston, Texas 77002. Only holders of record of Units at the close of business on September 26, 2007 (the “Record Date”) are entitled to notice of, and are entitled to vote at, the Special Meeting and any adjournments or postponement thereof, unless such adjournment or postponement is for more than 45 days, in which event we will set a new record date. Units purchased simultaneously with our Class D Units are not entitled to vote on the Class D Conversion and Issuance Proposal (as defined herein) according to the rules of The NASDAQ Global Select Market. Unless the context requires otherwise, the terms “our,” “we,” “us” and similar terms refer to Linn Energy, LLC, together with its consolidated subsidiaries.

Proposal

At the Special Meeting of Unitholders, we are asking our Unitholders to consider and act upon a proposal to: (a) change the terms of our Class D Units to provide that each Class D Unit will convert automatically into one of our Units and (b) issue 34,997,005 Units upon such conversion (the “Class D Conversion and Issuance Proposal”).

Quorum Required

The presence, in person or by proxy, of the holders as of the Record Date of a majority of our outstanding Units is necessary to constitute a quorum for purposes of voting on the Class D Conversion and Issuance Proposal at the Special Meeting. Withheld votes will count as present for purposes of establishing a quorum on the proposals.

How to Vote

You may vote in person at the Special Meeting or by proxy. Even if you plan to attend the Special Meeting, we encourage you to complete, sign and return your proxy card in advance of the Special Meeting. If you plan to attend the Special Meeting and wish to vote in person, then we will give you a ballot at the meeting. However, if your Units are held in the name of a broker, then you must obtain from the brokerage firm an account statement, letter or other evidence satisfactory to us of your beneficial ownership of the Units. Please mail your completed, signed and dated proxy card in the enclosed postage-paid return envelope as soon as possible so that your Units may be represented at the Special Meeting.

Revoking Your Proxy

You may revoke your proxy before it is voted at the Special Meeting as follows: (i) by delivering, before or at the Special Meeting, a new proxy with a later date; (ii) by delivering, on or before the business day prior to the Special Meeting, a notice of revocation to our Secretary at the address set forth in the notice of the Special Meeting; (iii) by attending the Special Meeting in person and voting, although your attendance at the Special Meeting, without actually voting, will not by itself revoke a previously granted proxy; or (iv) if you have instructed a broker to vote your Units, then you must follow the directions received from your broker to change those instructions.

Outstanding Units Held on Record Date

As of the Record Date, there were [ • ] Units outstanding. Of the [ • ] Units outstanding as of the Record Date, 12,999,989 Units purchased by the institutional investors on August 31, 2007 are not entitled to vote on the Class D Conversion and Issuance Proposal.

Units Owned by Our Affiliates as of the Record Date

As of the Record Date our directors and executive officers collectively held [ • ] Units.

In conjunction with the sale of Class D Units and Units to the institutional investors, Michael C. Linn, Mark E. Ellis, Kolja Rockov, Lisa D. Anderson, Roland P. Keddie and Charlene A. Ripley entered into a voting agreement, pursuant to which they agreed to vote all of the Units beneficially owned by them in favor of the conversion of the Class D Units into Units at any meeting of the unitholders convened to consider and vote upon the conversion of Class D Units to Units. Michael C. Linn, Mark E. Ellis, Kolja Rockov, Lisa D. Anderson, Roland P. Keddie and Charlene A. Ripley collectively held 5,505,328 Units as of the Record Date, representing approximately 8.4% of the outstanding Units (excluding the 12,999,989 Units at $32.00 per Unit purchased by institutional investors in the August 31, 2007 private placement) as of the Record Date.

Additionally, pursuant to the agreement among us and the institutional investors regarding the purchase of the Class D Units (the “Class D and Unit Purchase Agreement”), each of the institutional investors agreed to vote all of its Units, with the exception of the 12,999,989 Units purchased in the private placement, which are not entitled to vote according to the rules of The NASDAQ Global Select Market, in favor of the conversion of the Class D Units into Units.

For additional copies of this Proxy Statement or proxy cards or if you have any questions about the Special Meeting, please contact Georgeson Inc., our proxy solicitor, at 17 State Street, New York, New York 10004. Banks and brokerage firms, please call 212-440-9800. Unitholders, please call Toll-Free 1-866-785-7361.

QUESTIONS AND ANSWERS

Q:	WHAT IS THE PURPOSE OF THE SPECIAL MEETING?

A:	The purpose of the Special Meeting is for our unitholders to consider and act upon a proposal to approve (a) a change in the terms of our Class D Units to provide that each Class D Unit will automatically convert into one of our Units and (b) the issuance of additional Units upon such conversion. Upon approval of this proposal, each of the 34,997,005 Class D Units will convert into one Unit totaling 34,997,005 Units. We refer to this proposal in this proxy statement as the Class D Conversion and Issuance Proposal.

We are submitting the Class D Conversion Proposal and Issuance Proposal to you as a result of our sale of 34,997,005 Class D Units at $30.97 per Unit to certain institutional investors. The sales price of the Class D Units was determined through negotiations with the institutional investors. We used the proceeds from the sale of the Class D Units to partially finance the acquisitions of certain oil and natural gas properties and related assets from an entity controlled by Dominion Resources, Inc. (the “Mid-Continent Acquisition”). Concurrently with their acquisition of Class D Units on August 31, 2007, the institutional investors purchased 12,999,989 Units at $32.00 per Unit, the proceeds of which were also used to partially finance the Mid-Continent Acquisition.

We chose to include issuance of Class D units in financing the Mid-Continent Acquisition because this form of financing provided timely access to the requisite equity capital at prices that we believe were competitive. Alternative sources of equity could have potentially been obtained, but at a risk of delaying completion of the Mid-Continent Acquisition. For example, to have issued all the equity capital in the form of Units would have required a unitholder vote prior to such issuance under the NASDAQ Marketplace Rules and thereby delayed completion of the transaction. Any delay in consummating the Mid-Continent Acquisition would have subjected the transaction to risk of competing bidders or other risks to the successful consummation of the transaction. The institutional investors agreed to accept Class D Units in lieu of additional Units, provided we ask unitholders to approve the conversion of the Class D Units into Units no later than 120 days after the acquisition of the Class D Units. We are now asking you for this approval.

Class D Conversion and Issuance Proposal

Q:	WHAT HAPPENS IF THE REQUIRED APPROVAL FOR THE CLASS D CONVERSION AND ISSUANCE PROPOSAL IS OBTAINED?

A:	Each outstanding Class D Unit will be converted automatically into one Unit upon approval and the new Units will be issued and listed on The NASDAQ Global Select Market. For purposes of future distributions, former Class D unitholders will become unitholders and will no longer be entitled to 115% of per Unit distributions. The voting power of each Unit will be decreased due to the conversion of nonvoting Class D Units to voting Units.

Q:	WHAT HAPPENS IF THE REQUIRED APPROVAL FOR THE CLASS D CONVERSION AND ISSUANCE PROPOSAL IS NOT OBTAINED?

A:	If our unitholders do not approve the conversion of Class D Units to Units, each Class D Unit will continue to receive 115% of the amount of distributions paid on each Unit. This distribution reduces the amount of cash available for distribution to unitholders. Upon written notice from the parties holding a majority of the Class D Units, a second vote will occur to consider conversion of Class D Units to Units. If approval is not obtained at the second vote, the proposal to convert Class D Units to Units will be voted upon at no more than two subsequent annual meetings of our unitholders.

Q:	WHAT VOTE IS REQUIRED TO APPROVE THE CLASS D CONVERSION AND ISSUANCE PROPOSAL?

A:	Adoption of the Class D Conversion and Issuance Proposal requires the affirmative vote of a majority of the votes cast at the Special Meeting by holders of Units, provided that the total votes cast represent over 50% in interest of all Units entitled to vote at the Special Meeting with respect to the Class D Conversion and Issuance Proposal. The 12,999,989 Units purchased by the institutional investors simultaneously with the Class D Units are not entitled to vote on the Class D Conversion and Issuance Proposal according to the rules of The

NASDAQ Global Select Market. A properly executed proxy submitted without instructions on how to vote will be voted FOR this proposal, unless your proxy is properly revoked. A properly executed proxy submitted and marked “ABSTAIN” with respect to any matter will not be voted, although it will be counted for purposes of determining the existence of a quorum.

In conjunction with the sale of Class D Units and Units to the institutional investors, Michael C. Linn, Mark E. Ellis, Kolja Rockov, Lisa D. Anderson, Roland P. Keddie and Charlene A. Ripley entered into a voting agreement pursuant to which they agreed to vote all of the Units beneficially owned by them in favor of the conversion of the Class D Units into Units at any meeting of the unitholders convened to consider and vote upon the conversion of Class D Units to Units. Michael C. Linn, Mark E. Ellis, Kolja Rockov, Lisa D. Anderson, Roland P. Keddie and Charlene A. Ripley collectively held 5,505,328 Units as of the Record Date, representing approximately 8.4% of the outstanding Units (excluding the 12,999,989 Units purchased by institutional investors in the August 31, 2007 private placement) as of the Record Date.

Additionally, pursuant to the Class D and Unit Purchase Agreement, each of the institutional investors agreed to vote all of its Units, with the exception of the purchased Units which are not entitled to vote according to the rules of The NASDAQ Global Select Market, in favor of the conversion of the Class D Units into Units.

Q:	WHAT ARE THE MATERIAL DIFFERENCES BETWEEN THE UNITS AND CLASS D UNITS?

A:	There are three material differences between the Units and the Class D Units.

•	First, the Units receive distributions of available cash from operating surplus in an amount equal to the quarterly distribution,which amount was $0.57 per Unit with respect to the second quarter of 2007. Each Class D Unit has the right to share in distributions on a pro rata basis with the Units, with the amount of any distributions on such Class D Unit equaling 115% of the quarterly cash distribution amount payable on each Unit.

•	Second, the Class D Units are non-voting. Unitholders have the right to vote their Units with respect to the election of our board of directors, certain amendments of our limited liability company agreement, the merger of our company or the sale of all or substantially all of our assets, and the dissolution of our company.

•	Third, the Units have a liquidation preference over the Class D Units, which means if we liquidate, then we will allocate gain and loss to entitle the holders of Units a preference over the holders of Class D Units to the extent required to permit the unitholders to receive their unrecovered initial Unit price, plus the initial quarterly distribution for the quarter during which liquidation occurs, plus any arrearages.

The Special Meeting; Voting

Q:	WHO IS SOLICITING MY PROXY?

A:	We are sending you this Proxy Statement in connection with our solicitation of proxies for use at our Special Meeting of unitholders. Certain directors, officers and employees of Linn Energy and Georgeson Inc. may also solicit proxies on our behalf by mail, phone, fax or in person. You may obtain additional information regarding this Special Meeting from Georgeson Inc. as follows: 17 State Street, New York, New York 10004. Banks and brokerage firms, please call 212-440-9800. Unitholders, please call Toll-Free 1-866-785-7361.

Q:	WHEN AND WHERE IS THE SPECIAL MEETING?

A:	The Special Meeting will be held on Thursday, November 1, 2007, at 10:00 a.m., Central Standard Time, at 600 Travis, Suite 5100, Houston, Texas 77002.

Q:	WHO IS ENTITLED TO VOTE AT THE SPECIAL MEETING?

A:	Only holders of record of Units at the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting. The 12,999,989 Units purchased by the institutional investors simultaneously with the Class D Units are not entitled to vote on the Class D Conversion and Issuance Proposal according to the rules of The NASDAQ Global Select Market.

Q:	HOW DO I VOTE?

A:	After you read and carefully consider the information contained in this Proxy Statement, please mail your completed, signed and dated proxy card in the enclosed postage-paid return envelope as soon as possible so that your Units may be represented at the Special Meeting. You may also vote by attending the Special Meeting and voting your Units in person. Even if you plan to attend the Special Meeting, your plans may change, so it is a good idea to complete, sign and return your proxy card or vote by otherwise following the instructions on the proxy card in advance of the Special Meeting.

Q:	MAY I CHANGE MY VOTE AFTER RETURNING A PROXY CARD?

A:	Yes. To change your vote after you have submitted your proxy card, send in a later dated, signed proxy card to us or attend the Special Meeting and vote in person. You may also revoke your proxy by sending in a notice of revocation to our Secretary at the address set forth in the notice of the Special Meeting. Please note that attendance at the Special Meeting will not by itself revoke a previously granted proxy.

Q:	HOW DO I VOTE MY UNITS IF THEY ARE HELD IN “STREET NAME”?

A:	Your broker will not vote your Units unless you provide instructions on how to vote. Please contact your broker if you have not received a request for voting instructions. If you have instructed your broker to vote your Units and wish to change those instructions before the vote at the Special Meeting, then you must follow the directions received from your broker.

PROPOSAL

CLASS D CONVERSION AND ISSUANCE PROPOSAL

Background

We are submitting the Class D Conversion Proposal and Issuance Proposal to you as a result of our sale of Class D Units at $30.97 per Unit to a group of institutional investors. The sales price of the Class D Units was determined through negotiations with the institutional investors. We used the proceeds from the sale of the Class D Units to partially finance the Mid-Continent Acquisition. Concurrently with their acquisition of Class D Units on August 31, 2007, the institutional investors purchased 12,999,989 Units at $32.00 per Unit, the proceeds of which were also used to partially finance the Mid-Continent Acquisition.

We chose to include issuance of Class D units in financing the Mid-Continent Acquisition because this form of financing provided timely access to the requisite equity capital at prices that we believe were competitive. Alternative sources of equity could have potentially been obtained, but at a risk of delaying completion of the Mid-Continent Acquisition. For example, to have issued all the equity capital in the form of Units would have required a unitholder vote prior to such issuance under the NASDAQ Marketplace Rules and thereby delayed completion of the transaction. Any delay in consummating the Mid-Continent Acquisition would have subjected the transaction to risk of competing bidders or other risks to the successful consummation of the transaction. The institutional investors agreed to accept Class D Units in lieu of additional Units, provided we ask unitholders to approve the conversion of the Class D Units into Units no later than 120 days after the acquisition of the Class D Units. We are now asking you for this approval.

The Proposal

At the Special Meeting, our unitholders will consider and act upon a proposal to approve: (a) a change in the terms of our 34,997,005 Class D Units to provide that each Class D Unit will convert automatically into one Unit effective upon such approval and (b) our issuance of 34,997,005 Units upon conversion of the Class D Units.

Effects of Approval

If our unitholders approve the conversion of Class D Units at the Special Meeting, each outstanding Class D Unit will convert automatically into one Unit upon approval and will be listed on The NASDAQ Global Select Market. For purposes of future distributions, former Class D unitholders will become unitholders and will no longer be entitled to 115% of per Unit distributions. The voting power of each Unit will be decreased due to the conversion of nonvoting Class D Units to voting Units.

Effects of Failure to Approve

Each Class D Unit currently is entitled to receive 115% of the amount of distributions paid on each Unit. If our unitholders do not approve the conversion of Class D Units to Units, each Class D Unit will continue to receive 115% of the amount of distributions paid on each Unit. This distribution reduces the amount of cash available for unitholders. Upon written notice from the parties holding a majority of the Class D Units, a second vote will occur to consider conversion of Class D Units to Units. If approval is not obtained pursuant to the second vote, the proposal to convert Class D Units to Units will be voted upon at no more than two subsequent annual meetings of our unitholders.

The 115% distribution terminates if at any time there are no longer any Class D Units outstanding, which would occur upon the automatic conversion of the Class D Units into Units either (1) upon receipt of approval of the Class D Conversion and Issuance Proposal, whether at this Special Meeting or a subsequent meeting, or (2) if at any time unitholder approval is no longer required under the NASDAQ Marketplace Rules as a condition to the listing of the Units that would be issued upon such conversion on the NASDAQ Global Select Market.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT UNITHOLDERS VOTE “FOR” APPROVAL OF THE CLASS D CONVERSION AND ISSUANCE PROPOSAL.

Reasons for Board of Directors’ Recommendation

Our board of directors believes that the Class D Conversion and Issuance Proposal is in the best interests of our company and our unitholders and should be approved for the following reasons:

•	If our unitholders fail to approve the Class D Conversion and Issuance Proposal, each class D Unit will continue to be entitled to receive 115% of the amount of distributions paid on each Unit. This would reduce the amount of cash available to be distributed to the unitholders holding Units.

•	Issuance of all the requisite equity capital in the form of Units would have required a unitholder vote prior to such issuance under the NASDAQ Marketplace Rules and thereby delayed the repayment of indebtedness. Any delay in the repayment of indebtedness would have caused us to continue to incur interest expense at a rate higher than the cost of issuing the Class D Units. The institutional investors agreed to accept Class D Units in lieu of additional Units, provided we ask unitholders to approve the conversion of the Class D Units into Units no later than 120 days after the acquisition of the Class D Units. We are now asking you for this approval.

•	If our unitholders fail to approve the Class D Conversion and Issuance Proposal at this Special Meeting, we have agreed to solicit our unitholders again at a subsequent Special Meeting. Any subsequent solicitation would result in additional costs and expenses to us and would decrease the amount of cash available to be distributed to our unitholders.

INTERESTS OF CERTAIN PERSONS

In considering the recommendation of our board of directors to approve the Class D Conversion and Issuance Proposal, you should be aware that if the Class D Conversion and Issuance Proposal is approved at our Special Meeting, the Class D Unitholders will receive Units. The Units will be listed on The NASDAQ Global Select Market and will therefore be a more liquid security than the Class D Units. Our other unitholders will not receive any additional securities or other consideration if the Class D Conversion and Issuance Proposal is approved.

You should also be aware that, upon conversion of the Class D Units to Units, Lehman Brothers Holdings Inc. will be the beneficial owner of approximately 12.8% of our outstanding Units.

DESCRIPTION OF UNITS

Units

The Units represent limited liability company interests in us. The holders of Units are entitled to participate in distributions and exercise the rights or privileges available to unitholders under our limited liability company agreement.

Distributions

The Units currently receive distributions of available cash from operating surplus in an amount equal to the quarterly distribution, which amount was $0.57 per Unit with respect to the second quarter of 2007. The amount of available cash, if any, at the end of any quarter may be greater or less than the current aggregate quarterly distribution to be distributed on all units.

Voting Rights

Unitholders have the right to vote with respect to the election of our board of directors, certain amendments of our limited liability company agreement, the merger of our company or the sale of all or substantially all of our assets, and the dissolution of our company.

Dissolution and Liquidation

If we liquidate, we will allocate gain and loss to entitle the holders of Units a preference over the holders of Class D Units to the extent required to permit the unitholders to receive their unrecovered initial Unit price, plus the initial quarterly distribution for the quarter during which liquidation occurs, plus any arrearages.

No Preemptive Rights

Holders of Units are not entitled to preemptive rights with respect to issuances of additional securities by us.

Class D Units

We amended our limited liability company agreement in connection with the private placement to create a new series of units designated as Class D Units. The Class D Units, together with our Units, represent membership interests in us. Unlike the Units, the Class D Units are not publicly traded.

Conversion

Upon approval of the Class D Conversion and Issuance Proposal, each Class D Unit will convert automatically into one Unit and none of the Class D Units will remain outstanding. If unitholder approval is not received, then each Class D Unit will remain outstanding and will continue to receive distributions of 115% of the amount of distributions paid on each Unit.

Distributions

Each Class D Unit has the right to share in distributions on a pro rata basis with the Units, with the amount of any distributions on such Class D Unit equaling 115% of the quarterly cash distribution amount payable on each Unit.

Voting Rights

Class D Units are non-voting except that the Class D Units shall be entitled to vote as a separate class on any matter that adversely affects the rights or preferences of the Class D Units in relation to other classes of interests or as required by law. The approval of a majority of the Class D Units shall be required to approve any matter upon which the holders of Class D Units are entitled to vote.

Dissolution and Liquidation

If we liquidate, we will allocate gain and loss to entitle the holders of Units a preference over the holders of Class D Units to the extent required to permit the unitholders to receive their unrecovered initial Unit price, plus the initial quarterly distribution for the quarter during which liquidation occurs, plus any arrearages for the unitholders.

No Preemptive Rights

Holders of Class D Units, like holders of Units, are not entitled to preemptive rights with respect to issuances of additional securities by us.

SOLICITATION AND MAILING OF PROXIES

The expense of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby will be borne by us. In addition to the use of the mail, proxies may be solicited by our representatives in person or by telephone, electronic mail or facsimile transmission. These representatives will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. If undertaken, we expect the expenses of such solicitation by our representatives to be nominal. We will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of our Units as of the Record Date and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice.

We have retained Georgeson Inc. to aid in the solicitation of proxies, for which we will pay approximately $8,500, plus certain other fees and out of pocket expenses, for all of these solicitation services. Your cooperation in promptly signing and returning the enclosed proxy card will help to avoid additional expense. If a unitholder wishes to give such holder’s proxy to someone other than the names appearing in the proxy card, the names appearing in the proxy card must be crossed out and the name of another individual or individuals (not more than three) inserted. The signed card must be presented at the Special Meeting by the individual or individuals representing such unitholder.

If a unitholder wishes to give such holder’s proxy to someone other than the names appearing in the proxy card, the names appearing in the proxy card must be crossed out and the name of another individual or individuals (not more than three) inserted. The signed card must be presented at the Special Meeting by the individual or individuals representing such unitholder.

As a matter of policy, proxies, ballots, and voting tabulations that identify individual unitholders are kept private by us. Such documents are available for examination only by the inspectors of election and certain personnel associated with processing proxy cards and tabulating the vote. The vote of any unitholder is not disclosed except as necessary to meet legal requirements.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We file annual, quarterly and current reports and Proxy Statements with the SEC. Our SEC filings are available to the public via the internet at the SEC’s website at www.sec.gov. You may also read and copy any document that we file with the SEC at the SEC’s public reference room at Judiciary Plaza, 450 Fifth Street, Washington, D.C. 20549.

You can call the SEC at 1-800-SEC-0330 for further information on the public reference room and its copy charges. We maintain a website at www.linnenergy.com, where we post our SEC filings.

You may also request a copy of our filings, without charge, by calling our Investor Relations department at (281) 840-4110 or write to Investor Relations, 600 Travis, Suite 5100, Houston, Texas 77002.

If you would like to request documents from us, please do so at least five business days before the date of the Special Meeting in order to receive timely delivery of the documents before the Special Meeting.

You should rely only on the information contained in this Proxy Statement to vote your Units at the Special Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement.

The information contained in this document speaks only as of the date indicated on the cover of this document unless the information specifically indicates that another date applies.

OTHER MATTERS FOR THE SPECIAL MEETING

As of the date of this Proxy Statement, our board of directors knows of no matters to be acted upon at the Special Meeting other than the proposal included in the accompanying notice and described in this Proxy Statement. If any other matter requiring a vote of unitholders arises, including a question of adjourning the Special Meeting, the persons named as proxies in the accompanying proxy card will have the discretion to vote thereon according to their best judgment of what they consider to be in the best interests of our company. The accompanying proxy card confers discretionary authority to take action with respect to any additional matters that may come before the Special Meeting or any adjournment or postponement thereof.

By Order of the Board of Directors,

Charlene A. Ripley
Senior Vice President, General Council and
Corporate Secretary

Houston, Texas
September [  •  ], 2007

Proxy — Linn Energy, LLC

PROXY FOR SPECIAL MEETING OF UNITHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Michael C. Linn, Kolja Rockov and Charlene A. Ripley, and each of them, with or without the other, proxies, with full power of substitution, to vote all units that the undersigned is entitled to vote at the 2007 Special Meeting of Unitholders of Linn Energy, LLC (the “Company”), to be held on Thursday, November 1, 2007, at 10:00 a.m., Central Standard Time, at 600 Travis, Suite 5100, Houston, Texas 77002, and all adjournments and postponements thereof as follows:
1.	To change the terms of Class D Units to provide that each Class D Unit will automatically convert into one Unit and to issue additional Units upon such conversion.
This Proxy is revocable and will be voted as you specify on the reverse side hereof. If no specification is made with regard to the proposal, this
Proxy will be voted FOR the proposal. Receipt of the Notice of the Special Meeting and the related Proxy Statement is hereby acknowledged.
FOR CERTAIN IMPORTANT VOTING RESTRICTIONS AND LIMITATIONS, PLEASE READ THE REVERSE SIDE OF THIS PROXY CARD BEFORE YOU VOTE YOUR UNITS ON THE PROPOSAL.
(continued on reverse side)

Linn Energy, LLC	(BAR CODE)

MR A SAMPLE
DESIGNATION (IF ANY)
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ADD 5
ADD 6

(BAR CODE)

000000000.000 ext
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C 1234567890 JNT

(BAR CODE)

☒	Using a black ink pen, mark your votes with an X as shown in the example. Please do not write outside the designated areas.

Special Meeting Proxy Card

VOTING RESTRICTIONS AND LIMITATIONS:
IF YOU ARE THE HOLDER OF UNITS PURCHASED SIMULTANEOUSLY WITH CLASS D UNITS ON AUGUST 31, 2007, THEN YOUR EXECUTION OF THIS PROXY CARD WILL INDICATE YOUR VOTE OF UNITS OTHER THAN THOSE PURCHASED SIMULTANEOUSLY WITH THE CLASS D UNITS, HELD BY YOU ON THE RECORD DATE WITH RESPECT TO THE PROPOSAL.

A	Proposal
The Board of Directors unanimously recommends that unitholders vote “FOR” approval of the Proposal.

		For	Against	Abstain

1.	Class D Conversion and Issuance Proposal (as defined in Proxy Statement).	☐	☐	☐

B	Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures. This section must be completed for your vote to be counted.
Please sign exactly as name(s) appear hereon. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy)	Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box

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0113611	3UPX	COY

001CD40001     00NEYB